SCHEDULE OF PARTIES RECEIVING INDEMNIFICATION AGREEMENTS

Erline Belton
Larry A. Cates
Philip R. Crimmins, Sr.
D. Patrick Curran
John C. Cywinski
Randolph P. Davis
Tamy T. Duplantis
Beverly O. Elving
David L. Goebel
Kurt Hankins
Eric L. Hansen
Mark S. Hansen
Jack P. Helms
Lloyd L. Hill
Janell Jones
Louis A. Kaucic
James W. Kirkpatrick
Steven K. Lumpkin
David R. Parsley
Mark A. Peterson
Burton M. Sack
George D. Shadid
Robert T. Steinkamp
Julia A. Stewart
Harry B. Stroup
Carin L. Stutz
Douglas D. Waltman